Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Jim Bauer
Investor Relations
(678) 473-2647
jim.bauer@arrisi.com

ARRIS ANNOUNCES PRELIMINARY AND UNAUDITED

FOURTH QUARTER AND FULL YEAR 2011 RESULTS

Suwanee, Ga. (February 8, 2012) ARRIS Group, Inc. (NASDAQ:ARRS), today announced preliminary and unaudited financial results for the fourth quarter and full year 2011.

Revenues in the fourth quarter 2011 were $281.1 million, up from both the fourth quarter 2010 revenues of $266.2 million, and third quarter 2011 revenues of $274.4 million. Full year 2011 and 2010 revenues were $1,088.7 million and $1,087.5 million, respectively.

Adjusted net income (a non-GAAP measure) in the fourth quarter 2011 was $0.21 per diluted share, compared to $0.19 per diluted share for the fourth quarter 2010 and $0.21 per diluted share for the third quarter of 2011. Adjusted net income in the fourth quarter 2011 includes approximately $(0.01) net loss per diluted share related to BigBand’s operations (excluding acquisition, severance, amortization expenses). Adjusted net income was $0.82 per diluted share for the full year 2011 and compares to $0.85 per diluted share for the full year 2010.

During the fourth quarter the company recorded an estimated non-cash goodwill and intangible assets impairment associated with the MCS segment (net of related estimated tax benefits) of approximately $(59) million, or $(0.50) per diluted share, resulting from the Company’s lower year over year long-term projections for this segment. This analysis is not complete and the impairment related estimates may change when the analysis is completed. As a result, the GAAP net loss in the fourth quarter 2011 is estimated to be $(0.47) per diluted share, as compared to fourth quarter 2010 GAAP net income of $0.09 per diluted share and third quarter 2011 GAAP net income of $0.11 per diluted share. Full year 2011 GAAP net loss is estimated to be $(0.11) per diluted share as compared to GAAP net income of $0.50 per diluted share in 2010. Significant GAAP items that have been adjusted in computing adjusted net income and adjusted net income per diluted share include: purchase accounting impacts related to acquired deferred revenue; amortization of intangible assets; goodwill, intangible and long term investment impairments; equity compensation; non-cash interest expense; acquisition and restructuring charges; and certain discrete tax items. A reconciliation of adjusted net income to GAAP net income (loss) per diluted share is attached to this release and also can be found on the Company’s website (www.arrisi.com).

Gross margin for the fourth quarter 2011 was 37.9%, which compares to the fourth quarter 2010 gross margin of 36.2% and the third quarter 2011 gross margin of 36.5%.

The Company ended the fourth quarter 2011 with $561.1 million of cash resources, which includes $518.8 million of cash, cash equivalents and short-term investments, and $42.3 million of long-term marketable security investments, as compared to $620.1 million at the end of the fourth quarter 2010 and $590.6 million at the end of the third quarter 2011. During the fourth quarter the Company used $34.4 million to repurchase 3.3 million shares of its common stock. During 2011, the Company used a total of $109.1 million to repurchase 10.0 million shares of its common stock and $5 million in face value of convertible notes. Also, in the fourth quarter 2011 the Company used approximately $53 million of cash (net of cash and marketable securities acquired) to complete the acquisition of BigBand Networks. The Company generated $60.9 million of cash from operating activities during the fourth quarter 2011 and $113.2 million during the full year 2011, which compares to $22.6 million and $118.5 million during the same periods in 2010, respectively.

Order backlog at the end of the fourth quarter 2011 was $148.5 million as compared to $140.4 million and $155.3 million at the end of the fourth quarter 2010 and the third quarter 2011, respectively. The Company’s book-to-bill ratio in the fourth quarter 2011 was 0.98 as compared to the fourth quarter 2010 of 1.08 and the third quarter 2011 of 1.00.

“Our business continues to be driven by the dramatic rise in the number and usage of connected devices in the home. This in turn drove strong demand for our products during the December quarter. Our customers continue to increase their broadband market share and expand their networks as they meet subscribers’ demand for more bandwidth,” said Bob Stanzione, ARRIS Chairman & CEO, “Looking forward, I believe we are well positioned for revenue growth as we continue to see gathering momentum across our entire product line.”

During the fourth quarter, the Company closed its acquisition of BigBand Networks. This acquisition supports the Company’s strategy of expanding its video product suite and the ongoing investment in the evolution towards network convergence onto an all IP platform.

“With respect to the first quarter, we now project that revenues for the Company will be in the range of $285 to $305 million, with adjusted net income per diluted share in the range of $0.13 to $0.17 and GAAP net income per diluted share in the range of $0.01 to $0.05,” said David Potts, ARRIS EVP & CFO. “Included in our first quarter guidance we estimate an approximate non-GAAP $(0.03) per diluted share loss related to the full quarter inclusion of BigBand in our results. Also, Congress has not renewed the R&D tax credit legislation resulting in an approximate $(0.01) per diluted share impact in the first quarter.”

ARRIS management will conduct a conference call at 5:00 pm EDT, today, Wednesday, February 8, 2012, to discuss these results in detail. You may participate in this conference call by dialing 888-680-0879 or 617-213-4856 for international calls prior to the start of the call and providing the ARRIS Group, Inc. name, conference pass code 14376738 and Jim Bauer as the moderator. Please note that ARRIS will not accept any calls related to this earnings release until after the conclusion of the 5:00 pm EDT conference call. A replay of the conference call can be accessed approximately two hours after the call through Monday, February 13, 2012 by dialing 888-286-8010 or 617-801-6888 for international calls and using the pass code 16001901. A replay also will be made available for a period of 12 months following the conference call on ARRIS’ website at www.arrisi.com.

About ARRIS

ARRIS is a global communications technology company specializing in the design, engineering and supply of communications and IP technologies that support broadband services for residential and business customers around the world. The company supplies broadband operators with the tools and platforms they need to deliver and monitor advanced video, data and voice subscriber services, including whole home video across multiple screens, ultra high-speed data, personalized advertising and carrier-grade telephony. Headquartered near Atlanta, in Suwanee, Georgia, USA, ARRIS has R&D centers in Beaverton, OR; Beijing, China, Chicago, IL; Cork, Ireland; Kirkland, WA; Redwood City, CA; Shenzhen, China; State College, PA; Tel Aviv, Israel; Wallingford, CT and Waltham, MA, and operates support and sales offices throughout the world. Information about ARRIS products and services can be found at www.arrisi.com.

Forward-looking statements:

Statements made in this press release, including those related to:

•	growth expectations and business prospects;

•	revenues and net income for the first quarter 2012, full year 2012, and beyond;

•	expected market and product expansion;

•	expected sales levels and acceptance of new ARRIS products; and

•	the general market outlook and industry trends

are forward-looking statements. These statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Among other things,

•

projected results for the first quarter as well as the general outlook for 2012 and beyond are based on preliminary estimates, assumptions and projections that management believes to be reasonable at this time, but are beyond management’s control;

•

ARRIS’ customers operate in a capital intensive consumer based industry, and the current volatility in the capital markets or changes in customer spending may adversely impact their ability or willingness to purchase the products that the Company offers; and

•

because the market in which ARRIS operates is volatile, actions taken and contemplated may not achieve the desired impact relative to changing market conditions and the success of these strategies will be dependent on the effective implementation of those plans while minimizing organizational disruption.

In addition to the factors set forth elsewhere in this release, other factors that could cause results to differ materially from current expectations include: the uncertain current economic climate and its impact on our customers’ plans and access to capital; the impact of rapidly changing technologies; the impact of competition on product development and pricing; the ability of ARRIS to react to changes in general industry and market conditions including regulatory developments; rights to intellectual property, market trends and the adoption of industry standards; and consolidations within the telecommunications industry of both the customer and supplier base. These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company’s business. Additional information regarding these and other factors can be found in ARRIS’ reports filed with the Securities and Exchange Commission, including its Form 10-Q for the quarter ended September 30, 2011. In providing forward-looking statements, the Company expressly disclaims any obligation to update publicly or otherwise these statements, whether as a result of new information, future events or otherwise.

# # # # #

ARRIS GROUP, INC.

PRELIMINARY CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$235,875	$354,659	$360,281	$358,747	$353,121
Short-term investments, at fair value	282,904	220,318	231,254	260,862	266,981

Total cash, cash equivalents and short term investments	518,779	574,977	591,535	619,609	620,102

Restricted cash	4,101	3,647	3,646	4,176	4,937
Accounts receivable, net	152,437	165,821	152,436	149,976	125,933
Other receivables	8,789	5,296	406	5,275	6,528
Inventories, net	115,912	116,769	113,020	105,787	101,763
Prepaids	10,408	10,692	10,272	12,115	9,237
Current deferred income tax assets	22,048	24,239	22,681	20,450	19,819
Other current assets	28,148	21,695	25,216	33,535	33,054

Total current assets	860,622	923,136	919,212	950,923	921,373

Property, plant and equipment, net	61,375	57,619	57,100	56,617	56,306
Goodwill	194,047	233,430	233,440	233,471	234,964
Intangible assets, net	131,192	141,784	150,728	159,672	168,616
Investments	71,095	47,221	34,237	32,787	31,015
Noncurrent deferred income tax assets	35,982	9,637	9,839	10,183	6,293
Other assets	10,997	5,400	5,878	5,798	5,520

	$1,365,310	$1,418,227	$1,410,434	$1,449,451	$1,424,087

LIABILITIES AND STOCKHOLDERS EQUITY

Current liabilities:
Accounts payable	$40,671	$38,918	$27,825	$35,796	$50,736
Accrued compensation, benefits and related taxes	36,764	25,320	20,832	26,278	28,778
Accrued warranty	3,350	2,933	3,300	2,931	2,945
Deferred revenue	43,746	39,094	47,166	43,019	31,625
Other accrued liabilities	32,907	19,653	17,805	17,594	18,847

Total current liabilities	157,438	125,918	116,928	125,618	132,931
Long-term debt, net of current portion	209,766	206,825	208,336	205,447	202,615
Accrued pension	25,260	17,989	17,730	17,472	17,213
Accrued severance liability	4,191	—	—	—	—
Noncurrent income taxes payable	24,450	22,471	21,844	21,844	17,702
Noncurrent deferred income tax liabilities	—	21,117	24,808	25,827	29,151
Other noncurrent liabilities	23,088	16,253	17,367	18,271	15,406

Total liabilities	444,193	410,573	407,013	414,479	415,018

Stockholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	1,449	1,446	1,443	1,438	1,409
Capital in excess of par value	1,245,115	1,237,852	1,228,729	1,219,615	1,206,157
Treasury stock at cost	(254,409)	(220,034)	(202,933)	(145,286)	(145,286)
Unrealized gain (loss) on marketable securities	(648)	26	1,530	1,244	392
Unfunded pension liability	(9,850)	(5,813)	(5,813)	(5,813)	(5,813)
Accumulated deficit	(60,356)	(5,639)	(19,351)	(36,042)	(47,606)
Cumulative translation adjustments	(184)	(184)	(184)	(184)	(184)

Total stockholders' equity	921,117	1,007,654	1,003,421	1,034,972	1,009,069

	$1,365,310	$1,418,227	$1,410,434	$1,449,451	$1,424,087

ARRIS GROUP, INC.

PRELIMINARY CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2011	2010	2011	2010
Net sales	$281,076	$266,168	$1,088,685	$1,087,506
Cost of sales	174,531	169,855	678,172	663,417

Gross margin	106,545	96,313	410,513	424,089
Operating expenses:
Selling, general, and administrative expenses	40,829	34,205	148,755	137,694
Research and development expenses	37,785	35,427	146,519	140,468
Acquisition costs	2,730	—	3,205	—
Restructuring charges	3,391	(8)	4,360	65
Goodwill and intangibles impairment	82,561	—	82,561	—
Amortization of intangible assets	6,520	8,944	33,352	35,957

	173,816	78,568	418,752	314,184

Operating income (loss)	(67,271)	17,745	(8,239)	109,905
Other expense (income):
Interest expense	4,258	4,237	16,940	17,965
Impairment of investment	3,000	—	3,000	—
Gain on investments	(926)	(13)	(1,430)	(414)
Gain on foreign currency	(705)	(327)	(579)	(44)
Interest income	(715)	(528)	(3,154)	(1,997)
Loss (gain) on debt redemption	—	5	19	(373)
Other (income) expense, net	(211)	31	(893)	138

Income (loss) from continuing operations before income taxes	(71,972)	14,340	(22,142)	94,630
Income tax expense (benefit)	(17,255)	3,019	(9,392)	30,502

Net income (loss)	$(54,717)	$11,321	$(12,750)	$64,128

Net income (loss) per common share:
Basic	$(0.47)	$0.09	$(0.11)	$0.51

Diluted	$(0.47)	$0.09	$(0.11)	$0.50

Weighted average common shares:
Basic	117,316	122,866	120,157	125,157

Diluted	117,316	125,758	120,157	128,271

ARRIS GROUP, INC.

PRELIMINARY CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2011	2010	2011	2010

Operating Activities:
Net income (loss)	$(54,717)	$11,321	$(12,750)	$64,128
Depreciation	6,589	5,972	24,139	22,865
Amortization of intangible assets	6,520	8,944	33,352	35,956
Amortization of deferred finance fees	160	164	647	691
Impairment of goodwill & intangibles	82,561	—	82,561	—
Non-cash interest expense	2,941	2,777	11,545	11,325
Deferred income tax provision (benefit)	2,997	5,990	(12,490)	8,588
Deferred income tax related to goodwill & intangible impairment	(23,242)	—	(23,242)	—
Stock compensation expense	5,108	5,769	22,055	21,827
Provision for doubtful accounts	201	(366)	200	(283)
Loss (gain) on debt retirement	—	5	19	(373)
Loss on disposal of fixed assets	10	37	16	406
Gain on investments	(926)	(13)	(1,430)	(414)
Impairment of investment	3,000	—	3,000	—
Excess tax benefits from stock-based compensation plans	(679)	(69)	(3,668)	(2,752)
Changes in operating assets & liabilities, net of effects of acquisitions and disposals:
Accounts receivable	17,794	8,348	(22,093)	18,058
Other receivables	(1,618)	(2,819)	(1,635)	(59)
Inventory	7,862	(12,560)	(7,144)	(5,912)
Income taxes payable/recoverable	(2,158)	(3,614)	15,795	(17,787)
Accounts payable and accrued liabilities	7,003	(6,082)	671	(48,308)
Other, net	1,476	(1,236)	3,605	10,553

Net cash provided by operating activities	60,882	22,568	113,153	118,509

Investing Activities:
Purchases of investments	(49,833)	(182,829)	(277,937)	(514,376)
Disposals of investments	36,547	204,163	296,774	364,077
Purchases of property & equipment, net	(4,359)	(5,518)	(23,307)	(22,645)
Cash proceeds from sale of property & equipment	14	2	84	245
Cash paid for acquisition, net of cash acquired (1)	(130,227)	(4,000)	(130,227)	(4,000)

Net cash provided by (used in) investing activities	(147,858)	11,818	(134,613)	(176,699)

Financing Activities:
Payment of debt obligations	—	(12)	—	(124)
Early redemption of long-term debt	—	(4,956)	(4,984)	(23,287)
Repurchase of common stock	(34,375)	(30,038)	(109,123)	(69,326)
Excess income tax benefits from stock-based compensation plans	679	69	3,668	2,752
Repurchase of shares to satisfy employee tax withholdings	(72)	(25)	(8,332)	(6,447)
Fees and proceeds from issuance of common stock, net	1,960	1,803	22,985	7,178

Net cash used in financing activities	(31,808)	(33,159)	(95,786)	(89,254)

Net increase (decrease) in cash and cash equivalents	(118,784)	1,227	(117,246)	(147,444)
Cash and cash equivalents at beginning of period	354,659	351,894	353,121	500,565

Cash and cash equivalents at end of period	$235,875	$353,121	$235,875	$353,121

(1)	Excludes $77,074 thousand of short and long-term investments acquired from BigBand in 2011

ARRIS GROUP, INC.

PRELIMINARY SUPPLEMENTAL SALES & NET INCOME RECONCILIATION

(in thousands, except per share data) (unaudited)

	Q4 2011		YTD 2011
	Amount		Amount
Sales	$281,076		$1,088,685

Highlighted items:
Purchase accounting impacts of deferred revenue	4,332		4,332

Sales excluding highlighted items	$285,408		$1,093,017

	Q4 2011		YTD 2011		Q4 2010		YTD 2010
		Per Diluted		Per Diluted		Per Diluted		Per Diluted
	Amount	Share	Amount	Share	Amount	Share	Amount	Share
Net income (loss)	$(54,717)	$(0.47)	$(12,750)	$(0.11)	$11,321	$0.09	$64,128	$0.50

Highlighted items:
Impacting gross margin:
Purchase accounting impacts of deferred revenue	3,126	0.03	3,126	0.03	—	—	—	—
Stock compensation expense	521	—	2,040	0.02	492	—	1,897	0.01

Impacting operating expenses:
Acquisition costs	2,730	0.02	3,205	0.03	—	—	—	—
Restructuring	3,391	0.03	4,360	0.04	(8)	—	65	—
Amortization of intangible assets	6,520	0.05	33,352	0.27	8,944	0.07	35,957	0.28
Goodwill and intangibles impairment	82,561	0.69	82,561	0.67	—	—	—	—
Stock compensation expense	4,587	0.04	20,015	0.16	5,277	0.04	19,930	0.15

Impacting other (income) / expense:
Non-cash interest expense	2,941	0.02	11,545	0.09	2,777	0.02	11,325	0.09
Impairment of investment	3,000	0.03	3,000	0.02	—	—	—	—
Loss on retirement of debt	—	—	19	—	5	—	(373)	—

Impacting income tax expense:
Adjustments of income tax valuation allowances and other	2,344	0.02	(3,573)	(0.03)	1,058	0.01	889	0.01
Tax impact related to goodwill and intangibles impairment	(23,242)	(0.19)	(23,242)	(0.19)	—	—	—	—

Tax related to highlighted items above, except goodwill and intangibles impairment	(8,448)	(0.07)	(23,652)	(0.19)	(6,503)	(0.05)	(24,311)	(0.19)

Total highlighted items	80,031	0.67	112,756	0.92	12,042	0.10	45,379	0.35

Net income excluding highlighted items	$25,314	$0.21	$100,006	$0.82	$23,363	$0.19	$109,507	$0.85

Weighted average common shares - basic		117,316		120,157

Weighted average common shares - diluted(1)		119,609		122,555		125,758		128,271

(1)	Basic shares used for 2001 as losses were reported for those periods and the inclusion of dilutive shares would be antidilutive

See Notes to GAAP to Adjusted Non-GAAP Financial Measures

Notes to GAAP to Adjusted Non-GAAP Financial Measures

The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or referred to herein as “reported”). However, management believes that certain non-GAAP financial measures provide management and other users with additional meaningful financial information that should be considered when assessing our ongoing performance. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the factors management uses in planning for and forecasting future periods. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

Purchase Accounting Impacts Related to Deferred Revenue: In connection with our acquisition of BigBand, business combination rules require us to account for the fair values of arrangements for which acceptance has not been obtained, and post contract support in our purchase accounting. The non-GAAP adjustment to our sales and cost of sales is intended to include the full amounts of such revenues. We believe the adjustment to these revenues is useful as a measure of the ongoing performance of our business. We have historically experienced high renewal rates related to our support agreements and our objective is to increase the renewal rates on acquired post contract support agreements; however, we cannot be certain that our customers will renew our contracts.

Stock-Based Compensation Expense: We have excluded the effect of stock-based compensation expenses in calculating our non-GAAP operating expenses and net income (loss) measures. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. We record non-cash compensation expense related to grants of options and restricted stock. Depending upon the size, timing and the terms of the grants, the non-cash compensation expense may vary significantly but will recur in future periods.

Acquisition Costs: We have excluded the effect of acquisition related and other expenses and the effect of restructuring expenses in calculating our non-GAAP operating expenses and net income (loss) measures. We incurred significant expenses in connection with our recent acquisition of BigBand, which we generally would not have otherwise incurred in the periods presented as part of our continuing operations. Acquisition related expenses consist of transaction costs, costs for transitional employees, other acquired employee related costs, and integration related outside services. We believe it is useful to understand the effects of these items on our total operating expenses.

Restructuring Costs: We have excluded the effect of restructuring charges in calculating our non-GAAP operating expenses and net income (loss) measures. Restructuring expenses consist of employee severance, abandoned facilities, and other exit costs. We believe it is useful to understand the effects of these items on our total operating expenses.

Amortization of Intangible Assets: We have excluded the effect of amortization of intangible assets in calculating our non-GAAP operating expenses and net income (loss) measures. Amortization of intangible assets is non-cash, and is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

Impairment of Goodwill and Intangibles: We have excluded the effect of the estimated impairment of goodwill and intangible assets in calculating our non-GAAP operating expenses and net income (loss) measures. Although an impairment does not directly impact the Company’s current cash position, such expense represents the declining value of the technology and other intangibles assets that were acquired. We exclude these impairments when significant and they are not reflective of ongoing business and operating results.

Non-Cash Interest on Convertible Debt: We have excluded the effect of non-cash interest in calculating our non-GAAP operating expenses and net income (loss) measures. We record the accretion of the debt discount related to the equity component non-cash interest expense. We believe it is useful to understand the component of interest expense that will not be paid out in cash.

Impairment of Investment: We have excluded the effect of an other-than-temporary impairment of a cost method investment in calculating our non-GAAP financial measures. We believe it is useful to understand the effect of this non-cash item in our other expense (income).

Loss (Gain) on Retirement of Debt: We have excluded the effect of the loss (gain) on retirement of debt in calculating our non-GAAP financial measures. We believe it is useful for investors to understand the effect of this non-cash item in our other expense (income).

Income Tax Expense (Benefit): We have excluded the tax effect of the non-GAAP items mentioned above. Additionally, we have excluded the effects of certain tax adjustments related to state valuation allowances, research and development tax credits and provision to return differences.